Exhibit 99.1

April 18, 2006
For media inquiries:	For financial inquiries:
Katherine Taylor	Don Wilson
Investor Relations Manager	Chief Financial Officer
815-961-7164	815-961-2721

AMCORE Financial, Inc. Reports 1st Quarter Earnings

(Numbers in Thousands, Except Per Share Data, Income from Continuing Operations)

	1st quarter 2006	1st quarter 2005	4th quarter 2005

Net Revenues	$57,129	$54,647	$59,930
Net Income	$10,459	$12,128	$11,990
Diluted Shares	24,956	25,061	25,109
Diluted EPS	$0.42	$0.48	$0.48

          ROCKFORD, IL — AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.42 for first quarter 2006, a 13 percent decrease, compared to $0.48 per diluted share in first quarter 2005.  Net income from continuing operations in the first quarter of 2006 was $10.5 million, a 14 percent decrease from $12.1 million in the prior-year period.

          “Loan and deposit growth remained strong during the quarter and our asset quality showed solid improvement as well,” said Kenneth E. Edge, Chairman, President and CEO of AMCORE. “However, pressures on our net interest margin, declines in fee income and increases in operating costs compressed our earnings this quarter. Some of the impact was seasonal such as the decline in deposit services income and a reduction in non-interest bearing deposits, as well as personnel expenses including the expensing of stock options. In addition, increased costs due to branch expansion and a stronger emphasis on compliance issues weighed on expenses.”

                  Highlights

•	Average loan balances grew 14 percent, or $447 million, compared to first quarter 2005.

•	Average bank issued deposits grew 12 percent, or $376 million, compared to first quarter 2005.

•	Average assets increased eight percent to $5.3 billion in first quarter 2006 compared to $4.9 billion in first quarter 2005.

•

Net interest income increased five percent, or $2.1 million, to $41.4 million in first quarter 2006 from $39.3 million during the same quarter a year ago, and was essentially flat compared to the fourth quarter 2005.

•	The net interest margin decreased 13 basis points to 3.44 percent in first quarter 2006 from 3.57 percent in first quarter 2005, and decreased four basis points when compared to fourth quarter 2005.

•	Non-performing loans decreased $5.8 million, or 18 percent, from March 31, 2005 and decreased $4.5 million, or 15 percent, from December 31, 2005.

•	Net charge-offs decreased 19 percent when compared to the same period a year ago and decreased 49 percent when compared to fourth quarter 2005.

•	Operating expenses increased 16 percent, or $5.6 million, compared to first quarter 2005.

          First Quarter Results

          Net interest income in first quarter 2006 grew five percent, or $2.1 million, to $41.4 million compared to the same quarter in 2005 due to continued strong loan growth.  The net interest margin decreased 13 basis points to 3.44 percent in first quarter 2006 from 3.57 percent in first quarter 2005, and decreased four basis points when compared to fourth quarter 2005.

          Average loans grew 14 percent, or $447 million, to $3.8 billion compared to first quarter 2005 driven by AMCORE’s branch expansion in Chicago suburban and Madison area markets and continued positive market conditions. Loan yields rose 112 basis points to 7.23 percent in first quarter 2006 compared to the same period a year ago, and were up 25 basis points from fourth quarter 2005. This is the result of overall loan growth during a period of rising interest rates and a relatively short repricing structure of the loan portfolio.

          Average bank issued deposits grew to $3.5 billion, an increase of 12 percent, or $376 million, compared to a year ago. The total cost of interest-bearing bank issued deposits increased 111 basis points from first quarter 2005, and 25 basis points from fourth quarter 2005, substantially driven by deposit attraction strategies during 2005, as well as continued increases in short-term interest rates.

          Total non-interest income increased two percent, or $364,000, to $15.7 million over the first quarter 2005 and was down $2.6 million or 14 percent from fourth quarter 2005.  Fourth quarter 2005 included $1.5 million of dividend income from private equity investments.  Revenues associated with company owned life insurance increased $21,000 when compared to first quarter 2005, and decreased $539,000 when compared to fourth quarter 2005. The decline from fourth quarter 2005 was due to annual policy charges and declines in value of certain underlying investments. Deposit-related fees increased seven percent when compared to first quarter 2005, but decreased nine percent when compared to fourth quarter 2005. The decline from fourth quarter 2005 was due to seasonal factors, including fewer days in the quarter.

          Net security gains increased $276,000 in the first quarter 2006 compared to the prior-year quarter. First quarter 2006 included the sale of $15 million of AMCORE’s holdings in our own Capital Trust Preferred security and $25 million in Agency callable debenture investment securities resulting in a net gain of $225,000. The first quarter 2005 included the sale of the Company’s total Freddie Mac preferred holdings resulting in a loss of $51,000. Security gains were $592,000 in fourth quarter 2005.

          Mortgage banking income decreased six percent, or $83,000, in first quarter 2006 compared the same period a year ago and increased $572,000 or 87 percent from fourth quarter 2005. Mortgage closings totaled $80 million in first quarter 2006, a six percent decrease from the $85 million in first quarter 2005 and a 27 percent decline from $110 million in fourth quarter 2005. The decrease in closings was due to lower refinancing volumes, partly offset by increased new purchase mortgage closings. First quarter 2005 included a mortgage servicing rights impairment valuation reversal of $53,000.  The increase from fourth quarter 2005 was primarily due to higher gains on sales into the secondary market.

          Investment management and trust revenues decreased $296,000, or seven percent, from first quarter 2005 and $85,000, or two percent, from fourth quarter 2005 to $3.7 million in first quarter 2006.  Brokerage commission income increased 20 percent to $881,000 when compared to first quarter a year ago and $114,000 or 15 percent from fourth quarter 2005.

          Total operating expenses increased 16 percent, or $5.6 million, in first quarter 2006 compared to the same quarter last year and $2.1 million or five percent compared to fourth quarter 2005. The increase over both periods were primarily due to higher personnel costs, including the effects of branch expansion and the adoption in the first quarter 2006 of a new accounting standard for stock-based compensation in the amount of $1.0 million. The increase over fourth quarter 2005 included increased employment taxes which run seasonally higher in the first quarter. Professional fees increased due to additional management and contract costs and continued efforts to improve compliance processes.

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          Asset Quality & Reserves

          Non-accrual loans totaled $22.5 million at March 31, 2006, a decrease of 24 percent, or $7.1 million, from March 31, 2005, and an increase of $790,000, or four percent, from December 31, 2005.  Loans 90 days past due and still accruing interest totaled $3.2 million at March 31, 2006, an increase of 68 percent, or $1.3 million, from March 31, 2005, and a decrease of 63 percent, or $5.3 million, from December 31, 2005. The percentage of total non-performing assets to total assets was 0.49 percent at March 31, 2006, down from 0.73 percent at March 31, 2005 and 0.58 percent at December 31, 2005.

          Net charge-offs were $2.0 million, a decrease of 19 percent or $468,000, from first quarter 2005 and a decrease of 49 percent, or $1.9 million, from fourth quarter 2005. Net charge-offs were 22 basis points of average loans on an annualized basis during first quarter 2006, compared to 31 basis points for first quarter 2005 and 43 basis points for fourth quarter 2005.

          Provision for loan losses of $2.0 million for first quarter 2006 declined $500,000, or 20 percent, from the $2.5 million in first quarter 2005 and 58 percent, or $2.7 million, from fourth quarter 2005. The declines were primarily attributable to lower net charge-offs and lower non-performing loans.

          Branching Update

          AMCORE expects to open up to 10 branches in 2006 including five limited branch offices and five full service facilities primarily in the Chicago and Milwaukee suburban areas. In first quarter 2006, AMCORE opened a full service branch in Belvidere, IL, and a limited branch in Joliet, IL. In second quarter, AMCORE expects to open three limited branch offices in the Chicago suburbs of Woodridge, Wheaton and Northbrook.

          The 25 (net) new branches opened since April 2001 contributed total loans of $1.51 billion and total deposits of $652 million at March 31, 2006.  Same-branch contributions, which include new branches open as of March 31, 2005, were $1.48 billion in loans and $647 million in deposits.

          AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.4 billion with 74 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

          This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE.  Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements.  These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management.  The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”,  “may”, “will” or similar expressions identify forward-looking statements.  Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

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          Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements.   These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of “critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

          AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000’s, except per share data)	1st Qtr. 2006	4th Qtr. 2005	3rd Qtr. 2005	2nd Qtr. 2005	1st Qtr. 2005	1Q ‘06/’05 Incr(Decr)

SHARE DATA
Diluted earnings per share:
Income from continuing operations	$0.42	$0.48	$0.47	$0.49	$0.48	(13)%
Net income	$0.42	$0.32	$0.50	$0.49	$0.48	(13)%
Cash dividends	$0.185	$0.17	$0.17	$0.17	$0.17	9%
Book value	$16.14	$16.06	$16.09	$16.08	$15.38	5%
Average diluted shares outstanding	24,956	25,109	25,138	25,020	25,061	(0)%
INCOME STATEMENT
Net interest income	41,430	$41,618	$40,809	$39,895	$39,312	5%
Provision for loan losses	2,000	4,730	4,462	3,502	2,500	(20)%
Non-interest income:
Investment management and trust income	3,665	3,750	3,638	3,746	3,961	(7)%
Service charges on deposits	5,550	6,101	6,410	5,871	5,163	7%
Mortgage banking income	1,232	660	1,683	413	1,315	(6)%
Company owned life insurance income	929	1,468	1,479	1,560	908	2%
Brokerage commission income	881	767	575	744	733	20%
Bankcard fee income	1,357	1,285	1,261	1,211	1,125	21%
Gain on sale of loans	161	406	162	185	111	45%
Net security gain (loss)	225	592	(1)	455	(51)	(541)%
Other	1,699	3,283	1,639	1,735	2,070	(18)%

Total non-interest income	15,699	18,312	16,846	15,920	15,335	2%
Operating expenses:
Personnel costs	25,056	22,239	21,853	21,064	21,143	19%
Net occupancy and equipment expense	4,885	6,122	5,604	4,972	5,119	(5)%
Data processing expense	755	660	587	508	605	25%
Professional fees	1,705	932	1,040	1,055	975	75%
Communication expense	1,258	1,235	1,218	1,181	1,082	16%
Advertising and business development	1,723	1,638	1,614	1,579	1,699	1%
Other	5,008	5,487	4,925	5,043	4,186	20%

Total operating expenses	40,390	38,313	36,841	35,402	34,809	16%

Income from continuing operations before income taxes	14,739	16,887	16,352	16,911	17,338	(15)%
Income taxes	4,280	4,897	4,646	4,748	5,210	(18)%

Income from continuing operations	10,459	11,990	11,706	12,163	12,128	(14)%

Discontinued operations:
Income(loss) from discontinued operations	(113)	(677)	1,476	5	(97)	16%
Income tax (benefit) expense	(44)	3,162	599	11	(19)	N/M

Income(loss) from discontinued operations(1)	(69)	(3,839)	877	(6)	(78)	N/M

Net Income	$10,390	$8,151	$12,583	$12,157	$12,050	(14)%

	1st Qtr. 2006	4th Qtr. 2005	3rd Qtr. 2005	2nd Qtr. 2005	1st Qtr. 2005	Basis Point Change

KEY RATIOS AND DATA
Net interest margin (FTE)	3.44%	3.48%	3.48%	3.52%	3.57%	(13)
Return on average assets (2)	0.79%	0.90%	0.89%	0.96%	0.99%	(20)
Return on average equity (2)	10.60%	11.89%	11.64%	12.52%	12.69%	(209)
Efficiency ratio (2)	70.70%	63.93%	63.90%	63.43%	63.70%	700
Equity/assets (end of period)	7.49%	7.46%	7.61%	7.73%	7.64%	(15)
Allowance to loans (end of period)	1.08%	1.10%	1.11%	1.16%	1.22%	(14)
Allowance to non-accrual loans	181.28%	187.99%	168.27%	178.89%	138.71%	43
Non-accrual loans to loans	0.60%	0.58%	0.66%	0.65%	0.88%	(28)
Non-performing assets to total assets	0.49%	0.58%	0.53%	0.56%	0.73%	(24)

(in millions)

Total assets under administration	$2,651	$2,570	$4,576	$4,539	$4,439	(40)%
Mortgage loans closed	$80	$110	$146	$122	$85	(6)%
Mortgage servicing rights, net	$13.5	$13.3	$13.2	$12.4	$12.8	5%
Percentage of mortgage loans serviced	0.91%	0.97%	0.98%	0.94%	0.98%	(7)

N/M = not meaningful

(1)	4th Quarter 2005 includes loss on disposal of IMG of $3.814 million
3rd Quarter 2005 includes gain on sale of Vintage Equity Funds advisory rights of $824,000
(2)	Ratios from continuing operations

AMCORE Financial, Inc.
(Unaudited)

($ in 000’s)	1st Qtr. 2006	4th Qtr. 2005	3rd Qtr. 2005	2nd Qtr. 2005	1st Qtr. 2005	1Q ’06/’05 Incr(Decr)	Ending Balances

AVERAGE BALANCE SHEET
Assets :
Investment securities	$1,196,106	$1,212,248	$1,207,262	$1,234,262	$1,231,746	(3)%	$1,131,134
Short-term investments	8,054	10,869	10,411	9,127	4,871	65%	21,610
Loans held for sale	22,969	28,916	35,833	24,457	21,074	9%	30,895
Loans: Commercial	811,689	814,865	804,314	755,104	719,194	13%	821,669
Commercial real estate	2,160,772	2,046,238	1,986,672	1,913,179	1,848,867	17%	2,178,788
Residential real estate	473,992	461,417	445,192	432,613	424,095	12%	461,115
Consumer	312,801	314,594	316,777	316,595	319,705	(2)%	312,926

Total loans	$3,759,254	$3,637,114	$3,552,955	$3,417,491	$3,311,861	14%	3,774,498
Allowance for loan losses	(42,710)	(42,136)	(42,598)	(41,620)	(42,072)	2%	(40,733)
Other non-earning assets	396,763	420,275	427,874	419,579	416,449	(5)%	433,995

Total assets	$5,340,436	$5,267,286	$5,191,737	$5,063,296	$4,943,929	8%	$5,351,399

Liabilities and Stockholders’ Equity:
Non interest bearing deposits	$473,174	$494,805	$495,683	$485,796	$464,452	2%	$479,533
Interest bearing demand deposits	1,831,169	1,848,342	1,814,734	1,725,678	1,563,000	17%	1,864,912
Time deposits	1,200,419	1,189,046	1,140,835	1,107,470	1,101,194	9%	1,209,365

Total bank issued deposits	$3,504,762	$3,532,193	$3,451,252	$3,318,944	$3,128,646	12%	3,553,810

Wholesale deposits	660,102	613,530	593,889	624,886	644,732	2%	686,611
Short-term borrowings	530,751	484,465	516,470	505,468	553,176	(4)%	374,936
Long-term borrowings	175,999	172,117	164,094	164,223	166,889	5%	269,541

Total wholesale funding	$1,366,852	$1,270,112	$1,274,453	$1,294,577	$1,364,797	0%	$1,331,088

Other liabilities	68,629	64,893	67,078	60,129	62,899	9%	65,711

Total liabilities	$4,940,243	$4,867,198	$4,792,783	$4,673,650	$4,556,342	8%	4,950,609

Stockholders’ equity	414,482	411,583	404,159	395,607	387,509	7%	418,988
Other comprehensive income	(14,289)	(11,495)	(5,205)	(5,961)	78	N/M	(18,198)

Total stockholders’ equity	400,193	400,088	398,954	389,646	387,587	3%	400,790

Total liabilities & stockholders’ equity	$5,340,436	$5,267,286	$5,191,737	$5,063,296	$4,943,929	8%	$5,351,399

CREDIT QUALITY
Ending allowance for loan losses	$40,733	$40,756	$39,975	$40,475	$40,954	(1)%
Net charge-offs	2,023	3,949	4,248	3,981	2,491	(19)%
Net charge-offs to avg loans (annualized)	0.22%	0.43%	0.47%	0.47%	0.31%	(29)%
Non-performing assets:
Non-accrual loans	$22,470	$21,680	$23,757	$22,626	$29,525	(24)%
Loans 90 days past due & still accruing	3,198	8,533	2,164	4,008	1,900	68%

Total non-performing loans	25,668	30,213	25,921	26,634	31,425	(18)%
Foreclosed real estate	341	621	1,879	1,959	4,129	(92)%
Other foreclosed assets	166	151	54	357	818	(80)%

Total non-performing assets	$26,175	$30,985	$27,854	$28,950	$36,372	(28)%

YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.56%	4.57%	4.54%	4.59%	4.62%
Short-term investments	4.87%	4.15%	3.43%	3.04%	2.58%
Loans held for sale	4.93%	3.90%	5.03%	5.30%	4.43%
Loans: Commercial	7.59%	7.11%	6.73%	6.38%	6.05%
Commercial real estate	7.30%	7.09%	6.72%	6.44%	6.14%
Residential real estate	6.57%	6.43%	6.22%	6.03%	5.83%
Consumer	6.79%	6.78%	6.52%	6.63%	6.47%

Total loans (FTE)	7.23%	6.98%	6.64%	6.39%	6.11%

Total interest earning assets (FTE)	6.58%	6.36%	6.10%	5.90%	5.70%

Liabilities:
Interest bearing demand deposits	2.64%	2.41%	2.13%	1.81%	1.38%
Time deposits	3.62%	3.35%	3.12%	2.93%	2.69%

Total Bank issued deposits	3.03%	2.78%	2.51%	2.25%	1.92%

Wholesale deposits	4.43%	4.16%	3.91%	3.65%	3.36%
Short-term borrowings	4.46%	4.05%	3.50%	3.05%	2.59%
Long-term borrowings	6.64%	6.44%	6.27%	6.05%	5.88%

Total wholesale funding	4.73%	4.42%	4.02%	3.68%	3.35%

Total interest bearing liabilities	3.56%	3.26%	2.98%	2.71%	2.41%

Net interest spread	3.02%	3.10%	3.12%	3.19%	3.29%
Net interest margin (FTE)	3.44%	3.48%	3.48%	3.52%	3.57%

FTE adjustment (000’s)	$1,092	$1,181	$1,166	$1,232	$1,195